Exhibit 10.5

Material Resource Acquisition Corp.

928 S. Dixie Highway, Ste 1004

Lantana, FL 33462

______, 2026

Bloom Family Enterprises, LLC
928 S. Dixie Highway, Ste 1004
Lantana, FL 33462

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Material Resource Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Bloom Family Enterprises, LLC (“Provider”) shall make available to the Company such administrative and support services as may be required by the Company from time to time, and shall provide the Company with the use of a business mailing address at 928 S. Dixie Highway, Ste 1004, Lantana, Florida 33462 (or any successor address). In exchange therefore, the Company shall pay Provider the sum of $4,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Provider hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account (or any distributions therefrom) for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

MATERIAL RESOURCE ACQUISITION CORP.

By: ______________________________
Name: Rick Bloom
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

BLOOM FAMILY ENTERPRISES, LLC

By: ______________________________
Name:
Title: